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                                                                     Exhibit 4.2

                           KANBAY INTERNATIONAL, INC.
                           SECOND AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

     THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of ___________, 2004 (the "Effective Date") is between Kanbay International, Inc., a Delaware corporation (the "Company"), MSIT Holdings, Inc., a Delaware corporation ("MSIT"), Household Investment Funding, Inc., a Delaware corporation ("Household") and the other investors listed in Annex I hereto (the "Other Investors"). MSIT, Household and the Other Investors are referred to herein collectively as the "Investors".

                                   AGREEMENTS

     In consideration of the promises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. DEFINITIONS. In addition to capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings when used in this Agreement.

     "COMMISSION" means the Securities and Exchange Commission or any other federal agency then administering the Securities Act or the Exchange Act.

     "COMMON STOCK" means the Common Stock, $0.001 par value per share, of the Company and any other securities into which or for which the Common Stock may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "INITIAL PUBLIC OFFERING" means the first underwritten public offering of Common Stock of the Company for the account of the Company or any selling stockholder and offered on a "firm commitment" or "best efforts" basis pursuant to an offering registered under the Securities Act with the Commission on Form S-1 or Form SB-1 or their then equivalent.

     "NASD" shall have the meaning given such term in Section 2.9(h).

     "PERSON" means an entity, individual, corporation, limited liability company, partnership, joint venture, trust, association, unincorporated association, university, or unlimited liability company organization, or other entity or a government, or any agency or political subdivision thereof.

KANBAY INTERNATIONAL, INC.                           SECOND AMENDED AND RESTATED
                                                   REGISTRATION RIGHTS AGREEMENT

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     "REGISTRABLE SHARES" means at any time (i) the shares of Common Stock set forth on Annex 1 hereto (ii) any other shares of Common Stock acquired by the Investors other than The Co-Investment Fund 2000, L.P. orits successors and assigns; (iii) any shares of Common Stock which were issued as, or issued directly or indirectly upon the conversion or exercise of other securities issued as, a dividend or other distribution with respect to or in replacement of any shares referred to in (i) or (ii); and (iv) any shares of Common Stock then issuable directly or indirectly upon the conversion or exercise of other securities which were issued as a dividend or other distribution with respect to or in replacement of any shares referred to in (i), (ii) or (iii); provided, however, that Registrable Shares shall not include any shares which have been registered pursuant to the Securities Act or which have been sold to the public pursuant to Rule 144 of the Commission under the Securities Act. For purposes of this Agreement, a Person will be deemed to be a holder of Registrable Shares whenever such Person has the right to acquire such Registrable Shares, whether or not such acquisition actually has been effected.

     "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

2. REGISTRATION RIGHTS.

     2.1  PIGGY BACK REGISTRATIONS.

     If at any time the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant to an Initial Public Offering or a demand for registration of any stockholder of the Company any of its equity securities, other than on Form S-8 or Form S-4 or their then equivalents relating to Common Stock to be issued solely in connection with any acquisition of any entity or business or Common Stock issuable in connection with stock option or other employee benefit plans), it shall send to each holder of Registrable Shares, including each holder who has the right to acquire Registrable Shares, written notice of such determination specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, whether or not such registration will be in connection with an underwritten offering of its Common Stock and, if so, the identity of the managing underwriter and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting) and, if within fifteen (15) days after receipt of such notice, such holder shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares such holder requests to be registered, except that if, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter may impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall promptly advise each such holder of Registrable Shares of such advice and may require by written notice that, to the extent necessary to meet such limitation, all holders of Registrable Shares proposing to sell Common Stock in such public offering (after elimination of all shares to be included therein held by any officer or director of the Company, in the case of a registration initiated pursuant to Section 2.2), shall share PRO RATA in the number of Registrable Shares to be excluded from such offering, such sharing to be based on the respective numbers of Registrable Shares as to which registration has been requested. No incidental right under this

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Section 2.1 shall be construed to limit any registration required under Section
2.2. The Company shall be required to effect no more than five (5) registrations pursuant to this Section 2.1.

     2.2  REQUIRED REGISTRATION.

     If at any time, either or both of MSIT or Household shall notify the Company in writing that it or they intend to offer or cause to be offered for public sale at least ten percent (10%) of the Registrable Shares (or any lesser percentage if the anticipated aggregate offering price before calculation of underwriting discounts and commissions would exceed $2,000,000), the Company will so notify all holders of Registrable Shares, including all holders who have a right to acquire Registrable Shares. Upon written request of any holder given within fifteen (15) days after the receipt by such holder from the Company of such notification, the Company will use its best efforts to cause such of the Registrable Shares as may be requested by any holder thereof (including the holder or holders giving the initial notice of intent to offer) to be registered under the Securities Act as expeditiously as possible. The Company shall not be required to effect more than one registration for each of MSIT and Household pursuant to this Section 2.2. Shares held by any officer or director of the Company shall not be included in any such registration if the requesting stockholder is unable to sell all of the Registrable Shares initially requested for inclusion in such registration statement. If the Company determines to include shares to be sold by it or by other selling shareholders in any registration request pursuant to this Section 2.2, such registration shall be deemed to have been a "piggy back" registration under Section 2.1, and not a "demand" registration under this Section 2.2 if the holders of Registrable Shares who requested the shares to be registered pursuant to this Section 2.2 are unable to include in any such registration statement eighty-five percent (85%) of the Registrable Shares initially requested by such holders for inclusion in such registration statement.

     2.3  REGISTRATIONS ON FORM S-3.

     In addition to the rights provided the holders of Registrable Shares in Sections 2.1 and 2.2 above, if the registration of Registrable Shares under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the Commission), then, upon the written request of one or more holders of Registrable Shares, the Company will so notify each holder of Registrable Shares, including each holder who has a right to acquire Registrable Shares, and then will, as expeditiously as possible, use its best efforts to effect qualification and registration under the Securities Act on Form S-3 of all or such portion of the Registrable Shares as the holder or holders shall specify; PROVIDED, HOWEVER, that the Company shall not be required to effect a registration pursuant to this Section 2.3 unless the market value of the Registrable Shares to be sold in any such registration shall be estimated to be at least $1,000,000 at the time of filing such registration statement, and PROVIDED FURTHER, HOWEVER, that the Company shall not be required to effect more than five (5) registrations pursuant to this Section 2.3.

     2.4  EFFECTIVENESS.

     The Company will use its best efforts to maintain the effectiveness for such time as the underwriters need to complete the distribution of the registered offering (or one year in the case of a "shelf" registration statement on Form S-3) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement

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such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide each holder of Registrable Shares with as many copies of the prospectus or prospectus supplement contained in any such registration statement as it may reasonably request.

     2.5  INDEMNIFICATION OF HOLDER OF REGISTRABLE SHARES.

          (a) In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless each holder, its officers, directors, managers, affiliates and partners and each underwriter of the Registrable Shares (including their officers, directors, managers, affiliates and partners) so registered (including any broker or dealer through whom such shares may be sold) and each Person, if any, who controls such holder or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse each such holder, its officers, directors, managers, affiliates and partners and each such underwriter and each such controlling Person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares (in the case of indemnification of such holder), any such underwriter (in the case of indemnification of such underwriter) or any such controlling Person (in the case of indemnification of such controlling person) expressly for use therein, or unless (ii) in the case of a sale directly by such holder of Registrable Shares (including a sale of such Registrable Shares through any underwriter retained by such holder of Registrable Shares to engage in a distribution solely on behalf of such holder of Registrable Shares), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, copies of which were delivered to such holder of Registrable Shares or such underwriter on a timely basis, and such holder of Registrable Shares failed to deliver a copy of the final or amended prospectus at or prior to the confirmation for the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer,

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underwriter or controlling person and shall survive the transfer of Registrable
Shares by such holder.

          (b) Promptly after receipt by any holder of Registrable Shares, its officers, directors, managers, affiliates and partners or any underwriter or any controlling Person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, such holder of Registrable Shares, its officers, directors, managers, affiliates and partners or such underwriter or such controlling person, as the case may be, will notify the Company in writing of the commencement thereof (provided that failure to so notify the Company shall not relieve the Company from any liability it may have hereunder) and, subject to the provisions hereinafter stated, the Company shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to such holder of Registrable Shares, such underwriter or such controlling Person, as the case may
be), and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

          (c) Such holder of Registrable Shares, its officers, directors, managers, affiliates and partners and any such underwriter or any such controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by the Company shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized in writing by the Company or counsel to the holder of Registrable Shares, its officers, directors, managers, affiliates and partners, the underwriter or any controlling Person has determined that defenses not available to the Company exist for such party or the interests of such party and the Company may be adverse. The Company shall not be liable to indemnify any Person for any settlement of any such action effected without the Company's written consent. The Company shall not, except with the approval of each party being indemnified under this Section 2.5, consent to the entry of any judgment or enter into any settlement unless such judgment or settlement provides solely for the payment of damages, costs or expenses by the Company to any claimant or plaintiff and includes as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability with respect to such claim or litigation.

          (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any holder of Registrable Shares exercising rights under this Section 2, or any controlling person of any such holder, makes a claim for indemnification pursuant to this
Section 2.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.5 provides for indemnification in such case, then the Company and such holder of Registrable Shares will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether

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the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Shares on the other; PROVIDED, HOWEVER, that, in any such case, (i) no such holder will be required to contribute any amount in excess of the public offering price, less underwriters' discounts and commissions (the "Net Proceeds"), of all such Registrable Shares offered by it pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     2.6  INDEMNIFICATION OF COMPANY.

          (a) In the event that the Company registers any of the Registrable Shares under the Securities Act, each holder of the Registrable Shares so registered will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling Person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by such holder of Registrable Shares expressly for use therein; PROVIDED, HOWEVER, that such holder's obligations hereunder shall be (i) limited to an amount equal to the Net Proceeds received by such holder of Registrable Shares sold in such registration and (ii) extinguished if the alleged misstatement or omission was contained in a preliminary prospectus or amended preliminary prospectus and was corrected in the final prospectus.

          (b) Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against such holder of Registrable Shares, the Company will notify such holder of Registrable Shares in writing of the commencement thereof (provided that failure to so notify such holder shall not relieve such holder from any liability it may have hereunder), and such holder of Registrable Shares shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity

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may be sought against such holder of Registrable Shares. The Company and each such director, officer, underwriter or controlling Person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by such holder of Registrable Shares shall not be at the expense of such holder of Registrable Shares unless employment of such counsel has been specifically authorized in writing by such holder of Registrable Shares. Such holder of Registrable Shares shall not be liable to indemnify any Person for any settlement of any such action effected without such holder's written consent.

          (c) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company exercising its rights under this Section 2, makes a claim for indemnification pursuant to this Section 2.6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this
Section 2.6 provides for indemnification, in such case, then, the Company and such holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the holder of Registrable Shares on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the holder of Registrable Shares on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the holder of Registrable Shares on the other; PROVIDED, HOWEVER, that, in any such case, (i) no such holder will be required to contribute any amount in excess of the Net Proceeds of the sale of all such Registrable Shares offered by it pursuant to such registration statement; and (ii) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

     2.7  EXCHANGE ACT REGISTRATION.

     If the Company becomes subject to the reporting requirements of either
Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to timely file with the Commission such information as the Commission may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 or Rule 144A under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to its Common Stock. The Company shall furnish to any holder of Registrable Shares forthwith upon request
(i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company as filed with the Commission, and (iii) such other reports and documents as a holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a holder to sell any such Registrable Shares without registration. After the occurrence of an Initial Public Offering, the Company agrees to use its best efforts to facilitate and expedite transfers of the Registrable Shares pursuant to

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Rule 144 under the Securities Act, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Shares.

     2.8  DAMAGES.

     The Company recognizes and agrees that the holder of Registrable Shares will not have an adequate remedy if the Company fails to comply with this
Section 2 and that damages may not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the holder of Registrable Shares or any other Person entitled to the benefits of this Section 2 requiring specific performance of any and all provisions hereof or enjoining the Company from continuing to commit any such breach of this Section 2.

     2.9  FURTHER OBLIGATIONS OF THE COMPANY.

     Whenever under the preceding Subsection of this Section 2 the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

          (a) Prepare and file with the Commission on any appropriate form a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective;

          (b) Prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares and other securities covered by such registration statement until the earlier of (i) such time as all such Registrable Shares and other securities have been disposed of in accordance with the intended methods of disposition by the holder or holders thereof set forth in such registration statement and (ii) the expiration of 30 days from the date such registration statement first becomes effective as requested by the holders of Registrable Shares covered by such registration statement by notice to the Company prior to the date such registration statement becomes effective;

          (c) Furnish to each selling holder of such Registrable Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as such holder may reasonably request in order to facilitate the sale or disposition of such Registrable Shares;

          (d) Use best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "Blue Sky" laws of such jurisdictions as any selling holder may reasonably request and do any and all other acts and things that may be necessary to enable such holder to consummate the disposition in such jurisdictions of its Registrable Shares covered by such registration statement; PROVIDED, HOWEVER, that the Company shall not be obligated to qualify to do business in any jurisdictions where it is

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not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

          (e) Furnish to each selling holder a signed counterpart, addressed to the selling holders, of

               (i) an opinion of counsel for the Company, dated the effective date of the registration statement and the closing of the sale of any securities thereunder, as well as a consent to be named in the registration statement or any prospectus thereto, and

               (ii) "comfort" letters as well as an audit opinion and consent to be named in the registration statement or any prospectus relating thereto signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

          (f) Give the holders of Registrable Shares on whose behalf such Registrable Shares are to be so registered and their underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records, and will give them the right to copy such books and records, and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have issued a report on its financial statements as shall be necessary, in the opinion of such holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

          (g) Furnish to each selling holder of Registrable Shares a copy of all documents filed with and all correspondence from or to the Commission in connection with any such offering of securities;

          (h) Use its best efforts to ensure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc. (the "NASD");

          (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering an Initial Public Offering, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

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          (j)  Immediately notify each holder of Registrable Shares covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary to amend or supplement such prospectus to comply with law, and at the request of any such holder prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares or securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and shall otherwise comply in all material respects with law and so that such prospectus, as amended or supplemented, will comply with law.

     Whenever under the preceding Subsections of this Section 2 the holders of Registrable Shares are registering such shares pursuant to any registration statement, each such holder agrees to timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Shares.

     2.10 EXPENSES.

     In the case of each registration effected under Section 2.1, 2.2 or 2.3, the Company shall bear all reasonable costs and expenses of each such registration on behalf of the selling holders of Registrable Shares, including, but not limited to, the Company's printing, legal and accounting fees and expenses, Commission and NASD filing fees and "Blue Sky" fees and expenses and the reasonable fees and disbursements of one counsel for the selling holders of Registrable Shares in connection with the registration of their Registrable Shares; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of the Registrable Shares, or the fees and expenses of more than one counsel for the selling holders of Registrable Shares in connection with the registration of the Registrable Shares. The Company shall pay all expenses of the holders of the Registrable Shares in connection with any registration initiated pursuant to this Section 2 which is withdrawn, delayed or abandoned at the request of the Company, except if such withdrawal, delay or abandonment is caused by the fraud, material misstatement or omission of a material fact by a holder of Registrable Shares to be included in such registration.

     2.11 APPROVAL OF UNDERWRITER.

     Any managing underwriter engaged in any registration made pursuant to
Section 2.2 shall be a nationally recognized firm requiring the approval in writing of the holders of a majority of the Registrable Shares requesting such registration and the consent of the Company, which consent shall not be unreasonably withheld or delayed.

KANBAY INTERNATIONAL, INC.           - 10 -          SECOND AMENDED AND RESTATED
                                                   REGISTRATION RIGHTS AGREEMENT

     2.12 TRANSFERABILITY.

     The rights to register securities granted by the Company under this Section 2 may be assigned by any holder of the Registrable Shares provided that such transfer may otherwise be and is effected in accordance with applicable securities laws.

     2.13 "LOCK-UP" AGREEMENT.

          (a)  INITIAL PUBLIC OFFERING.

     Each holder of Registrable Shares agrees, if so requested by the Company and an underwriter of Common Stock or other securities of the Company, not to sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions, any Common Stock or other securities of the Company held by it during the 10 day period immediately preceding, and the 180-day period following, the effective date of a registration statement filed pursuant to an Initial Public Offering, provided that:

               (i) Such agreement shall apply only to an Initial Public Offering; and

               (ii) All holders of 2% or more of the fully diluted equity, and all officers and directors, of the Company shall also enter into similar agreement.

     Such "Lock-Up" Agreement shall be in writing and in form and substance satisfactory to the Company and such underwriter. The Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restrictions until the end of said period. No holder of Registrable Shares shall be so restricted unless all holders are similarly and proportionately restricted.

          (b)  LOCK-UP AFTER INITIAL PUBLIC OFFERING.

     Each holder of Registrable Shares agrees that in the event the Company proposes to offer for sale to the public any of its equity securities after an Initial Public Offering, and (1) if such holder of Registrable Shares is an "affiliate" of the Company (for example, because a general partner of an Investor is a director of the Company) or otherwise holds beneficially or of record ten percent (10%) or more of the outstanding equity securities of the Company; and (2) if requested by the Company and an underwriter of Common Stock or other securities of the Company; and (3) if all other "affiliates" and such 10% stockholders similarly situated are requested by the Company and such underwriter to sign, and actually do sign, any "Lock-Up Agreement" (as described herein), then it will not sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, to the public in open market transactions, any Common Stock or other securities of the Company held by it during the 90-day period following the effective date of the registration statement of the Company filed under the Securities Act. The Company agrees that it will sign a "Lock-Up" Agreement upon substantially similar terms and conditions in the event of a registration effected pursuant to Section 2.2 or
2.3 hereof. Such "Lock-Up" Agreements shall be in writing and in form and substance reasonably satisfactory to the holder of Registrable Shares, the Company and such underwriter and pursuant to customary and prevailing terms and conditions.

KANBAY INTERNATIONAL, INC.           - 11 -          SECOND AMENDED AND RESTATED
                                                   REGISTRATION RIGHTS AGREEMENT

     The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 90-day period.

     2.14 MERGERS, ETC.

     The Company shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which the Company shall not be the surviving entity unless the proposed surviving entity shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of the Company under Section 2 of this Agreement, and for that purpose references hereunder to Registrable Shares shall be deemed to be references to the securities which the Investor would be entitled to receive in exchange for Registrable Shares under any such merger, consolidation or reorganization.

     2.15 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.

     From and after the date of this Agreement, the Company shall not, without the prior written consent of the Investors, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder of any securities of the Company the right to require the Company to initiate any registration of any securities of the Company unless such agreement contains terms and conditions that are identical to this Agreement. Any right given by the Company pursuant to this section to any holder or prospective holder of the Company's securities in connection with the registration of securities shall be subordinate to the rights of any holder under this Agreement. This Section 2 shall not limit the right of the Company to enter into any agreements with any holder or prospective holder of any securities of the Company giving such holder or prospective holder the right to require the Company, upon any registration of any of its securities, to include, among the securities which the Company is then registering, securities owned by such holder if such rights are subordinate to the rights of a holder of Registrable Shares.

3. MISCELLANEOUS.

     3.1  AMENDMENTS AND WAIVERS.

     Any provision in the Agreement to the contrary notwithstanding, and except as hereinafter provided, changes in, termination or amendments of or additions to this Agreement may be made, and compliance with any covenant or provision set forth herein may be omitted or waived, if the Company shall obtain unanimous written consent of the Investors. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     3.2  SUCCESSORS AND ASSIGNS.

     Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the Company and the Investors and their respective heirs, successors and assigns, except that (i) the Company shall not have the right to delegate its obligations hereunder or to assign its rights hereunder or any interest herein without the unanimous written consent of the

KANBAY INTERNATIONAL, INC.           - 12 -          SECOND AMENDED AND RESTATED
                                                   REGISTRATION RIGHTS AGREEMENT

Investors and (ii) the Investors may assign or otherwise transfer their rights under this Agreement only in accordance with this Agreement.

     3.3  DESCRIPTIVE HEADINGS.

     The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

     3.4  NOTICES.

     All notices, requests, demands and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed, sent by facsimile or delivered to the Investors at the address set forth in ANNEX I hereto or at such other address as to which an Investor may inform the other parties in writing in compliance with the terms of this Section 3.4.

     If to the Company: to 6400 Shafer Court Suite 100, Rosemont, Illinois 60018, or at such other address as shall be designated by the Company in a written notice to the other parties complying as to delivery with the terms of this Section 3.4.

     All such notices and other communications shall be deemed to have been given and received:

          (a)  in the case of personal delivery, on the date of such delivery,

          (b) in the case of delivery by facsimile communication, on the date of such delivery,

          (c) in the case of delivery by nationally-recognized, overnight courier, on the business day following dispatch, and

          (d) in the case of mailing, on the third business day following such mailing.

     3.5  GOVERNING LAW.

     This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, and without giving effect to choice of laws provisions.

     3.6  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in any number of original or facsimile counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be as effective as delivery of a manually executed counterpart of this Agreement.

KANBAY INTERNATIONAL, INC.           - 13 -          SECOND AMENDED AND RESTATED
                                                   REGISTRATION RIGHTS AGREEMENT

     3.7  SEVERABILITY.

     The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction or other tribunal shall determine that any one or more of the provisions or part of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement; but this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of a provision, had never been contained herein, and such provisions or part reformed so that it would be valid, legal and enforceable to the maximum extent possible.

     3.8  ADDITIONAL HOLDERS.

     Provided that the Company has obtained all necessary contractual consents, the Company may add any Person as a holder of Registrable Shares hereunder, to be bound by the terms and provisions of this Agreement (to the extent not already a party to this Agreement). Such additional parties may be added hereunder by execution of an agreement to be bound hereby and without the necessity of amending this Agreement. The Company shall revise from time to time, as necessary, Annex I hereto to reflect any additional parties and provide copies of such updated schedule to any holder of Registrable Shares upon written request.

     3.9  FINAL AGREEMENT.

     This Agreement and all other agreements executed and delivered herewith constitute the entire agreement between the parties, and supersede all prior agreements and understandings concerning the subject matter hereof including, without limitation, the Amended and Restated Registration Rights Agreement dated as of September 14, 2000, which agreement is hereby terminated.

    [Adopted pursuant to that certain Recapitalization Agreement dated as of 10, 2004 among Kanbay International, Inc., MSIT Holdings, Inc., Household Investment Funding, Inc., and the other stockholders and warrantholders party thereto (the "Recapitalization Agreement")]

KANBAY INTERNATIONAL, INC.           - 14 -          SECOND AMENDED AND RESTATED
                                                   REGISTRATION RIGHTS AGREEMENT

                                     ANNEX I

INVESTORS

NAME                                     NUMBER OF SHARES*
----------------------------------------------------------
MSIT Holdings, Inc.                                830,127
Household Investment Funding, Inc.               4,321,074
Gordon & Glickson LLC                               35,000
The Co-Investment 2000 Fund, L.P.                   33,605

* Share numbers are provided on a fully-diluted basis (assuming conversion of any convertible shares of capital stock), are provided as of June 7, 2004, and do not reflect the Stock Split contemplated by the Recapitalization Agreement.

KANBAY INTERNATIONAL, INC.                           SECOND AMENDED AND RESTATED
                                                   REGISTRATION RIGHTS AGREEMENT